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                                                                       EXHIBIT 5



                                  June 30, 1999

(949) 451-3800                                                     C 80253-00038

Salem Communications Corporation
4880 Santa Rosa Road, Suite 300
Camarillo, CA  93012

Ladies and Gentlemen :

         We have acted as counsel to Salem Communications Corporation, a Delaware corporation (the "Company"), in connection with the registration under the Securities Act of 1933, as amended (the "1933 Act"), of the sale in an underwritten public offering of 6,720,000 authorized but unissued shares of the Class A Common Stock, $0.01 par value (the "Common Stock"), of the Company (the "Company Shares"), and up to 2,940,000 shares of Common Stock issued to certain selling stockholders (the "Outstanding Shares"). We have previously delivered an opinion to you in connection with the Registration Statement on Form S-1, Registration No. 333-76649, as amended to date (the "Registration Statement"), for the sale of 6,000,000 shares of Common Stock of the Company Shares and up to 2,625,000 shares of Common Stock of the Outstanding Shares, such Registration Statement filed with the Securities and Exchange Commission (the "Commission") under the 1933 Act.

         This opinion is delivered to you in connection with the additional Registration Statement on Form S-1, filed with the Commission on even date herewith (the "Additional Registration Statement") under Rule 462(b) promulgated under the 1933 Act, for the sale of 720,000 additional Company Shares and up to 315,000 additional Outstanding Shares.

         In rendering the opinion set forth herein, we have made such investigations of fact and law, and examined such documents and instruments, or copies thereof established to our

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Salem Communications Corporation
June 30, 1999
Page 2


satisfaction to be true and correct copies thereof, as we have deemed necessary under the circumstances.

         Based upon the foregoing and such other examination of law and fact as we have deemed necessary, and in reliance thereon, we are of the opinion that, subject to such proceedings as are now contemplated being duly taken and completed by you prior to the issuance of the Company Shares, the issuance of an appropriate order by the Commission declaring the Registration Statement, as amended, effective, and the compliance with applicable state securities and "blue sky" laws, (i) the Company Shares have been duly authorized and will, upon sale and delivery thereof and receipt by the Company of full payment therefor as set forth in the Registration Statement and Additional Registration Statement, be validly issued, fully paid and nonassessable, and (ii) the Outstanding Shares are duly authorized, validly issued, fully paid and nonassessable.

         We hereby consent to the filing of this opinion as an exhibit to the Additional Registration Statement and to the reference to this firm under the caption "Legal Matters" in the Prospectus which is a part of the Registration Statement and which is incorporated by reference into the Additional Registration Statement.

                                                Very truly yours,

                                                /s/ GIBSON, DUNN & CRUTCHER LLP

                                                GIBSON, DUNN & CRUTCHER LLP


TDM/TJF/JDB